Exhibit 10.18

HEALTHESSENTIALS SOLUTIONS, INC.

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of September     , 2001, by and among HealthEssentials Solutions, Inc., a Delaware corporation (the “Company”), and the Persons listed on the Schedule of Purchasers attached hereto (collectively the “Purchasers,” and each a “Purchaser”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 5 hereof.

The parties hereto agree as follows:

Section 1. Authorization: Closing; and Exchange.

A. Authorization of the Notes. The Company shall authorize the issuance and sale to the Purchasers of its Subordinated Promissory Notes in an aggregate principal amount of $2,500,000 and containing the terms and conditions and in the form set forth in Exhibit A attached hereto (the “Notes”).

B. Purchase and Sale of the Notes. At the Closing, the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company a Note in the aggregate principal amount set forth opposite such Purchaser’s name on the Schedule of Purchasers attached hereto at a price equal to the price set forth opposite such Purchaser’s name on the Schedule of Purchasers.

C. The Closing. The closing of the separate purchases and sales of the Notes (the “Closing”) shall take place at the offices of Kirkland & Ellis, Citigroup Center, 153 East 53rd Street, New York, New York, 10022 at 10:00 a.m. on September     , 2001, or at such other place or on such other date as may be mutually agreeable to the Company and each Purchaser. At the Closing, the Company shall deliver to each Purchaser instruments evidencing the Note to be purchased by such Purchaser, payable to the order of such Purchaser or its nominee or registered in such Purchaser’s or its nominee’s name, respectively, upon payment of the purchase price thereof by a cashier’s or certified check, or by wire transfer of immediately available funds to an account designated by the Company, in the aggregate amount set forth opposite such Purchaser’s name on the Schedule of Purchasers.

D. Repayment or Conversion of Notes. At any time, and from time to time, at the option of Bruckmann, Rosser, Sherrill & Co. II, L.P. (“BRS”) either (A) subject to the terms of the Subordination Agreement by and between the Company, BRS and Heller Healthcare Finance, Inc., dated September     , 2001 the Company shall repay the principal and accrued but unpaid interest on the Notes or (B) (i) the Purchasers shall return to the Company the Notes, and (ii) the Company will issue to the Purchasers, pro rata, a number of shares of Series A-2 Preferred equal to the following quotient, (x) the numerator of which shall be the then outstanding principal amount of the Notes plus accrued but unpaid interest thereon, and (y) the denominator of which shall be the per share purchase price for such Series A-2 Preferred; provided, that in calculating the accrued but unpaid interest, the then effective interest rate under the Notes shall be reduced by five hundred basis points.

Section 2. Conditions of Each Purchaser’s Obligation at the Closing. The obligation of each Purchaser to purchase and pay for the Notes at the Closing is subject to the satisfaction as of the Closing of the following conditions:

A. Covenants. The Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

B. Securities Law Compliance. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Notes pursuant to this Agreement in compliance with such laws.

C. Waivers and Consents. The Company shall have received all waivers and consents necessary to consummate the transactions contemplated hereby.

Section 3. Covenants.

A. Use of Proceeds. The Company shall not, nor shall it permit any Subsidiary to, use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any “margin securities” within the meaning of Regulation U promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any “margin securities.”

B. Inspection Rights. The Company shall permit one representative of all holders of the Notes selected by the holders of the majority of the outstanding principal amount of the Notes, upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.

C. Information Rights. For so long as any Purchaser shall hold a Note, such Purchaser shall have the right to receive with reasonable promptness, such other information and data with respect to the Company and its Subsidiaries as from time to such Purchaser may reasonably request.

Section 4. Transfer of Restricted Securities. Each Purchaser agrees that it will not sell, transfer or otherwise dispose of any Note, in whole or in part, except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from registration thereunder.

Section 5. Definitions.

For the purposes of this Agreement, the following terms have the meanings set forth below:

“Common Stock” means, collectively, (i) the Company’s Common Stock, par value $.001, (ii) any other class of common stock, and (iii) any capital stock of the Company issued or issuable with respect to the securities referred to in clauses (i) or (ii) above whether by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Senior Credit Agreement” means the Loan and Security Agreement by and between the Company, certain of the Company’s Subsidiaries and Heller Healthcare Finance, Inc., dated July 12, 2000.

“Series A-2 Preferred” means the Company’s series A-2 preferred stock, with the rights and privileges set forth in the Company’s certificate of Incorporation as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

Section 6. Miscellaneous.

A. Remedies. Each holder of Notes shall have all rights and remedies set forth in this Agreement, the Notes and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

B. Purchaser’s Investment Representations. Each Purchaser hereby represents that it is acquiring the securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided, that nothing contained herein shall prevent any Purchaser and subsequent holders of such securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate or instrument representing such securities purchased thereunder shall be imprinted with a legend in substantially the following form:

“The security represented by this certificate was originally issued on September     , 2001, and has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified in the Note Purchase Agreement, dated as of September     , 2001, as amended and modified from time to time, by and among the issuer (the ‘Company’) and certain investors, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.”

C. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of BRS. No other course of dealing between the Company and the holder of any Notes or any delay in exercising any rights hereunder or under the Notes or the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Notes held by the Company or any Subsidiaries shall not be deemed to be outstanding.

D. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

E. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser’s benefit as a purchaser or holder of Notes are also for the benefit of, and enforceable by, any subsequent holder of such Notes.

F. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

G. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

H. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

I. Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

J. Notices. All, notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address indicated below:

HealthEssentials Solutions, Inc.

9721 Ormsby Station Road

Louisville, Kentucky 40223

Facsimile No.: (502) 429-4557

Attention: Chief Executive Officer

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with a copy (which shall not constitute notice to the Borrower) to:

Brown, Todd & Heyburn PLLC

400 West Market Street, 32nd Floor

Louisville, Kentucky 40202-3363

Facsimile No.: (502) 581-1087

Attention: William G. Strench, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

K. Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers hereunder or under the Notes or the Purchasers enforce their rights or exercise their right of setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

L. Expenses. All reasonable fees and expenses incurred by the Purchasers in connection with the preparation of this Agreement and the transaction referred to herein, including the reasonable fees of the Purchasers’ counsel, shall be paid by the Company, whether or note the issuance of the Notes, or any other transaction contemplated hereby is consummated.

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[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement on the date first written above.

HEALTHESSENTIALS SOLUTIONS, INC.

By:	/s/ Michael R. Barr
Name: Michael R. Barr
Title: Chairman and CEO

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

By:	BRS, L.L.C.
Its:	General Partner

By:
Name:
Title: